SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2002

_____________________

Energy East Corporation
(Exact name of registrant as specified in its charter)
New York (State or other jurisdiction of incorporation)	1-14766 (Commission File Number)	14-1798693 (IRS Employer Identification No.)
P.O. Box 12904 Albany, NY 12212-2904 (Address of principal executive offices)		(518) 434-3049 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets.

     On June 28, 2002, pursuant to the Agreement and Plan of Merger dated as of February 16, 2001, Energy East Corporation completed its merger with RGS Energy Group, Inc. As a result of the merger, approximately 45% of the common stock of RGS Energy became exchangeable for 1.7626 shares of Energy East common stock, and approximately 55% was convertible into $39.50 in cash per RGS Energy share, subject to the terms of the merger agreement. The transaction had an equity market value of approximately $1.4 billion, and will be accounted for using the purchase method. Rochester Gas & Electric Corporation, RGS Energy's principal subsidiary, will continue to operate as a regulated electric and natural gas utility, serving customers in parts of nine counties including and surrounding the city of Rochester.

     Energy East's sources of funds for the consideration for the RGS Energy merger transaction include proceeds from the issuance in July 2001 of $345 million of a business trust subsidiary's preferred securities, with a dividend rate of 8 1/4%; the issuance in November 2001 of $250 million of 5.75% notes payable; and the issuance in June 2002 of $400 million of 6.75% notes payable.

     With the completion of this transaction, Energy East becomes one of the largest energy providers in the Northeast, serving nearly 3 million customers including 1.8 million electricity customers, 1 million natural gas customers and 200,000 other retail energy customers. Its combined service area stretches across half of upstate New York and into New England.

Item 7.  Financial Statements and Exhibits.

(a)  Financial statements of business acquired

     The following audited financial statements of RGS Energy Group, Inc. and its subsidiaries, together with the report of independent accountants, are incorporated by reference: consolidated balance sheet, consolidated statement of earnings and consolidated statement of cash flows, and the notes related thereto, included in RGS Energy's Annual Report on Form 10-K for the year ended December 31, 2001. The following unaudited financial statements of RGS Energy and its subsidiaries are incorporated by reference: consolidated balance sheet, consolidated statement of earnings and consolidated statement of cash flows, and the notes related thereto, included in RGS Energy's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

(b)  Pro forma financial information

Energy East Corporation
Combined Condensed Balance Sheet
Giving Effect to the RGS Energy Merger
At March 31, 2002
Actual and Pro Forma
(Unaudited)
	Energy East Actual	RGS Energy Actual	Merger Pro Forma Adjustments	Pro Forma Energy East
(Thousands)
Assets
Current Assets
Cash and cash equivalents	$533,824	$13,557	$(303,352)(4)	$244,029
Special deposits	1,939			1,939
Accounts receivable, net	589,337	176,289		765,626
Other	196,199	130,630		326,829
Total Current Assets	1,321,299	320,476	(303,352)	1,338,423
Utility Plant, at Original Cost	5,879,901	2,574,659		8,454,560
Less accumulated depreciation	2,302,563	1,494,734		3,797,297
Net Utility Plant in Service	3,577,338	1,079,925		4,657,263
Construction work in progress	26,058	150,182		176,240
Total Utility Plant	3,603,396	1,230,107		4,833,503
Other Property and Investments, Net	201,030	229,367		430,397
Regulatory Assets	670,824	644,048	30,447(5)	1,345,319
Other Assets	567,709	73,842	133,976(6)	775,527
Goodwill, net	897,841	18,468	587,406(7)(8)	1,503,715
Total Assets	$7,262,099	$2,516,308	$448,477	$10,226,884

The notes on pages 6 through 8 are an integral part of the pro forma combined condensed financial statements.

Energy East Corporation
Combined Condensed Balance Sheet
Giving Effect to the RGS Energy Merger
At March 31, 2002
Actual and Pro Forma
(Unaudited)
	Energy East Actual	RGS Energy Actual	Merger Pro Forma Adjustments	Pro Forma Energy East
(Thousands)
Liabilities
Current Liabilities
Current portion of long-term debt	$406,451	$12,337		$418,788
Notes payable	88,700	59,500	$50,000(9)	198,200
Other	456,480	196,609	9,500(7)(8)	662,589
Total Current Liabilities	951,631	268,446	59,500	1,279,577
Regulatory Liabilities
Gain on sale of generation assets	197,100			197,100
Other	255,718	26,117	133,976(6)	415,811
Total Regulatory Liabilities	452,818	26,117	133,976	612,911
Deferred income taxes	495,487	265,378		760,865
Nuclear waste disposal		101,562		101,562
Other	794,815	206,612	30,447(5)	1,031,874
Long-term debt	2,287,824	788,769	400,000(10)	3,476,593
Total Liabilities	4,982,575	1,656,884	623,923	7,263,382
Commitments	-	-	-	-
Company-obligated mandatorily redeemable trust preferred securities of subsidiary holding solely parent debentures	345,000			345,000
Preferred stock redeemable solely at the option of subsidiaries	43,420	47,000		90,420
Preferred stock subject to mandatory redemption requirements		25,000		25,000
Common Stock Equity
Energy East common stock ($.01 par value, 300,000 shares authorized,116,822 shares outstanding at March 31, 2002)	1,181		275(11)	1,456
RGS Energy common stock ($.01 par value, 100,000 shares authorized and 34,677 shares outstanding at March 31, 2002)		391	(391)(11)
Capital in excess of par value	840,198	708,365	(96,662)(11)	1,451,901
Retained earnings	1,075,848	195,906	(195,906)(11)	1,075,848
Accumulated other comprehensive income	7,850	-		7,850
Treasury stock, at cost (1,230 Energy East shares and 4,379 RGS Energy shares outstanding at March 31, 2002)	(33,973)	(117,238)	117,238	(33,973)
Total Common Stock Equity	1,891,104	787,424	(175,446)	2,503,082
Total Liabilities and Stockholders' Equity	$7,262,099	$2,516,308	$448,477	$10,226,884

The notes on pages 6 through 8 are an integral part of the pro forma combined condensed financial statements.

Energy East Corporation
Combined Condensed Statement of Income
Giving Effect to the RGS Energy Merger
12 Months Ended December 31, 2001
Actual and Pro Forma
(Unaudited)
	Energy East Actual	RGS Energy Actual	Merger Pro Forma Adjustments	Pro Forma Energy East
(Thousands, except per share amounts)
Operating Revenues
Sales and services	$3,759,787	$1,530,492		$5,290,279
Operating Expenses
Electricity purchased and fuel used in generation	1,334,507	151,346		1,485,853
Natural gas purchased	694,038	230,507		924,545
Gasoline, propane and oil purchased		384,320		384,320
Other operating expenses	570,186	309,645		879,831
Maintenance	139,395	50,524		189,919
Depreciation and amortization	204,281	120,547		324,828
Other taxes	192,772	90,885		283,657
Gain on sale of generation assets	(84,083)			(84,083)
Deferral of asset sale gain	71,803			71,803
Total Operating Expenses	3,122,899	1,337,774		4,460,673
Operating Income	636,888	192,718		829,606
Writedown of Investment	78,422			78,422
Other (Income)	(15,003)	(1,253)		(16,256)
Interest Charges, Net	217,028	65,541	$31,286(9)(10)	313,855
Preferred Stock Dividends of Subsidiaries	14,455	3,700	15,923(12)	34,078
Income Before Income Taxes	341,986	124,730	(47,209)	419,507
Income Taxes	154,379	55,390	(18,884)(13)	190,885
Net Income	$187,607	$69,340	$(28,325)	$228,622
Earnings Per Share, basic and diluted	$1.61			$1.59
Average Common Shares Outstanding	116,708		27,505(14)	144,213

The notes on pages 6 through 8 are an integral part of the pro forma combined condensed financial statements.

Energy East Corporation
Combined Condensed Statement of Income
Giving Effect to the RGS Energy Merger
Three Months Ended March 31, 2002
Actual and Pro Forma
(Unaudited)
	Energy East Actual	RGS Energy Actual	Merger Pro Forma Adjustments	Pro Forma Energy East
(Thousands, except per share amounts)
Operating Revenues
Sales and services	$1,028,578	$379,133		$1,407,711
Operating Expenses
Electricity purchased and fuel used in generation	305,953	44,517		350,470
Natural gas purchased	209,730	77,287		287,017
Gasoline, propane and oil purchased		65,742		65,742
Other operating expenses	142,452	67,690		210,142
Maintenance	34,825	16,281		51,106
Depreciation and amortization	46,143	26,866		73,009
Other taxes	50,606	27,079		77,685
Total Operating Expenses	789,709	325,462		1,115,171
Operating Income	238,869	53,671		292,540
Writedown of Investment	10,115			10,115
Other (Income)	(5,434)	(2,203)		(7,637)
Interest Charges, Net	55,910	14,869	$7,125(9)(10)	77,904
Preferred Stock Dividends of Subsidiaries	7,592	925		8,517
Income Before Income Taxes	170,686	40,080	(7,125)	203,641
Income Taxes	65,116	15,972	(2,850)(13)	78,238
Net Income	$105,570	$24,108	$(4,275)	$125,403
Earnings Per Share, basic and diluted	$.90			$.87
Average Common Shares Outstanding	116,720		27,505(14)	144,225

The notes on pages 6 through 8 are an integral part of the pro forma combined condensed financial statements.

Notes to Unaudited Pro Forma
Combined Condensed Financial Statements
Giving Effect to the RGS Energy Merger

Note 1.  Unaudited Pro Forma Combined Condensed Financial Statements.

     The unaudited pro forma combined condensed financial statements as of and for the three months ended March 31, 2002, have been adjusted to give effect to the RGS Energy merger. The unaudited pro forma combined condensed income statement as of December 31, 2001, has been adjusted to give effect to the RGS Energy merger. The unaudited pro forma combined condensed financial statements reflect preliminary purchase accounting adjustments in accordance with generally accepted accounting principles. Estimates relating to the fair value of some assets, liabilities and other events have been made as more fully described below. Actual adjustments will be made on the basis of actual assets, liabilities and other items as of the closing date of the merger on the basis of appraisals and evaluations. Therefore, actual amounts may differ from those reflected in the pro forma financial statements.

     The unaudited pro forma combined condensed balance sheet gives effect to the merger as if it occurred on March 31, 2002. The unaudited pro forma combined condensed statement of income for the 12 months ended December 31, 2001, and for the three months ended March 31, 2002, give effect to the merger as if the merger was completed on January 1, 2001.

     The unaudited pro forma combined condensed financial statements should be read in conjunction with the consolidated historical financial statements and the related notes of RGS Energy, which are incorporated by reference. The pro forma statements are for illustrative purposes only. They are not necessarily indicative of the financial position or operating results that would have occurred had the merger been completed on January 1, 2001, or March 31, 2002, as assumed above; nor is the information necessarily indicative of future financial position or operating results.

Note 2.  Accounting Method.

     The RGS Energy merger will be accounted for as an acquisition of RGS Energy by Energy East under the purchase method of accounting in accordance with generally accepted accounting principles. The amount of goodwill recorded will reflect the excess of the purchase price over the estimated net fair value of assets and liabilities of RGS Energy's utility and nonutility businesses at the time of closing, plus Energy East's estimated transaction costs related to the merger. The assets and liabilities of RGS Energy's nonutility businesses will be revalued to fair value, including an allocation of goodwill, if appropriate.

Note 3.  Earnings Per Share and Average Shares Outstanding.

     The pro forma earnings per share and number of average shares outstanding have been restated to reflect the average number of shares that would have been outstanding if the merger occurred at the beginning of the periods presented assuming a conversion of 45% of the RGS Energy shares into 1.7626 Energy East shares per RGS Energy share. The exchange ratio of 1.7626 is based on a value of $39.50 per RGS Energy share and an average market price of $22.51 per Energy East share.

Note 4.  Cash Consideration.

     This amount reflects the cash consideration paid to RGS Energy's shareholders based on a purchase price per share of $39.50 for 55% of the RGS Energy shares outstanding at March 31, 2002, and the cash received from the issuance of the long-term debt and notes payable.

Note 5.  Regulatory Asset and Related Liability

     This amount reflects the recognition of a regulatory asset and a liability for the estimated difference between RGS Energy's net other postretirement benefit obligation and the previously recognized liability.

Note 6.  Other Asset and Related Regulatory Liability.

     This amount reflects the recognition of an other asset and a regulatory liability for the estimated difference between RGS Energy's net pension benefit and the previously recognized liability.

Note 7.  Goodwill.

     This amount reflects the recognition of goodwill equal to the excess of the estimated purchase price of $1,365.3 million over the estimated net fair value of the assets and liabilities of RGS Energy acquired of $787.4 million, plus estimated transaction costs of $9.5 million related to the merger.

     Since the acquisition of RGS Energy occurred after June 30, 2001, the resulting goodwill will not be amortized as prescribed by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. Goodwill will be tested at least annually for impairment.

Note 8.  Merger-Related Costs.

     Energy East and RGS Energy will incur direct expenses related to the merger, including financial advisor, legal and accounting fees. The pro forma adjustments include an estimate for Energy East's merger-related costs of $9.5 million, which is included in goodwill. RGS Energy expects to incur approximately $18 million of merger-related costs, which it will expense as incurred. The actual amount of merger-related costs may differ from the amounts reflected in the unaudited pro forma combined condensed financial statements.

Note 9.  Notes Payable

     This amount reflects the issuance of $50 million of notes payable with an assumed average interest rate of 3%, the proceeds of which will be used for general corporate purposes.

Note 10.  Long-term Debt.

     This amount reflects the issuance of $400 million principal amount of notes payable with a fixed interest rate of 6.75%, the proceeds of which were used to fund the consideration paid to RGS Energy shareholders. Interest expense for the 12 months ended December 31, 2001, was adjusted for the effect of the issuance of $250 million of notes payable in 2001 and the effect of $327 million of debt redeemed in 2001.

Note 11.  Common Stock.

     This amount reflects the Energy East shares to be issued to RGS Energy shareholders in exchange for 45% of their RGS Energy shares, using a conversion ratio of 1.7626 Energy East shares per RGS Energy share, and the exchange of 55% of their RGS Energy shares for cash.

Note 12.  Trust Preferred Securities.

     This amount adjusts dividends of subsidiaries for the 12-month period to reflect dividends related to $345 million of a business trust subsidiary's preferred securities, with a dividend rate of 8 1/ 4%, that were sold in July 2001. The proceeds were used by the Trust to purchase Energy East's 8 1/ 4% junior subordinated debt securities issued in July 2001.

Note 13.  Income Taxes.

     Income taxes on the pro forma combined condensed income statements have been based on the statutory rate.

Note 14.  Energy East Shares Issued.

     This amount reflects the number of Energy East shares to be issued in the merger using a conversion of 45% of the RGS Energy shares into 1.7626 Energy East shares per RGS Energy share.

(c)  Exhibits

1-1

Agreement and Plan of Merger between Energy East and RGS Energy (filed as Appendix A to RGS Energy's definitive Proxy Statement dated April 27, 2001, filed with the Securities and Exchange Commission on April 27, 2001, and incorporated herein by reference).

Forward-looking Statements

This Form 8-K contains certain forward-looking statements that are based on management's current expectations and information that is currently available. Whenever used in this report, the words "estimate," "expect," "believe," "anticipate," or similar expressions are intended to identify such forward-looking statements.

In addition to the assumptions and other factors referred to specifically in connection with such statements, factors that involve risks and uncertainties and that could cause actual results to differ materially from those contemplated in any forward-looking statements include, among others: the deregulation and continued regulatory unbundling of a vertically integrated industry; the company's ability to compete in the rapidly changing and increasingly competitive electricity and natural gas utility markets; regulatory uncertainty in a politically-charged environment of rising energy prices; the operation of the New York Independent System Operator and ISO New England, Inc.; the operation of a Northeast Regional Transmission Organization; the ability to control nonutility generator and other costs; changes in fuel supply or cost and the success of strategies to satisfy power requirements now that all coal-fired generation assets have been sold; the company's ability to expand its products and services, including its energy infrastructure in the Northeast; the company's ability to integrate the operations of Connecticut Energy Corporation, CMP Group, CTG Resources, Inc., Berkshire Energy Resources and RGS Energy with its operations; market risk; the ability to obtain adequate and timely rate relief; nuclear, terrorist or environmental incidents; legal or administrative proceedings; changes in the cost or availability of capital; growth in the areas in which the company is doing business; weather variations affecting customer energy usage; and other considerations that may be disclosed from time to time in the company's publicly disseminated documents and filings. The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY EAST CORPORATION (Registrant)
Date: June 28, 2002	By /s/Robert D. Kump Robert D. Kump Vice President, Treasurer and Secretary